HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
Senior Vice President, Finance and Treasurer	Director of Investor Relations
732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS SECOND QUARTER

FISCAL 2008 RESULTS

RED BANK, NJ, June 3, 2008 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its second quarter and six months ended April 30, 2008.

RESULTS FOR THE THREE AND SIX MONTH PERIODS ENDED APRIL 30, 2008:

•

Total revenues were $776.4 million for the second quarter of fiscal 2008 compared with total revenues of $1.1 billion in the same quarter a year ago. For the first half of fiscal 2008, total revenues were $1.9 billion compared to $2.3 billion for the same period last year.

•

Excluding unconsolidated joint ventures, the Company delivered 2,494 homes in the second quarter of fiscal 2008, a decrease of 21% from 3,150 home deliveries in the fiscal 2007 second quarter. For the first six months of fiscal 2008, the Company delivered 6,098 homes, excluding unconsolidated joint ventures, a 5% decline from 6,416 home deliveries in the first half of last year.

•

The number of net contracts for the second quarter of fiscal 2008, excluding unconsolidated joint ventures, declined 29% to 2,226 homes compared with last year’s second quarter. For the first half of fiscal 2008, the number of net contracts, excluding unconsolidated joint ventures, decreased 34% to 3,737 homes compared with the same period in the prior year.

•

The Company’s contract cancellation rate, excluding unconsolidated joint ventures, for the second quarter of fiscal 2008 was 29%, compared with the rate of 38% reported for the first quarter of fiscal 2008 and 32% in the second quarter of fiscal 2007.

•

During the second quarter of fiscal 2008, the Company incurred a total of $251.0 million of pre-tax land-related charges including land impairments of $226.4 million and write-offs of predevelopment costs and land deposits of $19.5 million, as well as $5.1 million representing its equity portion of write-offs and impairment charges in unconsolidated joint ventures.

•

Excluding land-related charges, the Company reported a pre-tax loss of $92.4 million and $167.1 million, respectively, for the three month and six month periods ended April 30, 2008. Including all land-related charges, the Company reported a pre-tax loss of $343.4 million for the second quarter of fiscal 2008 and $512.2 million for the first six months of fiscal 2008.

•	The Company recorded a $120.6 million FAS 109 deferred tax valuation allowance charge during the second quarter and a $141.8 million charge year to date.

•

For the second quarter of fiscal 2008, the Company reported an after tax loss of $340.7 million, or $5.29 per common share, compared with a net loss of $30.7 million, or $0.49 per common share, in the second quarter of fiscal 2007. For the six month period, the Company reported a net loss of $471.7 million, or $7.43 per common share, compared to an $88.0 million net loss, or $1.40 per common share, in the same period a year ago.

BALANCE SHEET AS OF APRIL 30, 2008:

•

The Company generated $56.1 million of positive cash flow during the second quarter of fiscal 2008. At April 30, 2008, the Company had $119.9 million of homebuilding cash and the balance on the Company’s revolving credit facility was $325.0 million.

•

Hovnanian’s total land position decreased by 6,646 lots compared to January 31, 2008, reflecting owned and optioned position decreases of 2,108 lots and 4,538 lots, respectively. As of April 30, 2008, the Company had 27,191 lots controlled under option contracts and owned 25,264 lots. The total land position of 52,455 lots represents a 57% decline from the peak total land position at April 30, 2006.

•

The Company realized a 19% decline in started unsold homes and models, from 2,321 at January 31, 2008 to 1,885 at April 30, 2008. Excluding model homes, the Company had 1,503 started unsold homes as of the end of the second quarter of fiscal 2008.

OTHER KEY OPERATING DATA:

•

Homebuilding gross margin, before interest expense included in cost of sales, was 6.8% in the 2008 second quarter, compared with 16.3% in the second quarter of 2007 and 6.7% in the first quarter of 2008.

•	Pretax income from Financial Services in the second quarter of fiscal 2008 was $4.1 million and $7.2 million for the first six months of fiscal 2008.

•

The Company had 379 active selling communities on April 30, 2008, excluding unconsolidated joint ventures, a decline of 25 active communities, or 6%, from January 31, 2008. The Company had 437 active selling communities on April 30, 2007, excluding unconsolidated joint ventures.

•	During the second quarter of fiscal 2008, the Company delivered 196 homes through unconsolidated joint ventures, compared with 275 homes in last year’s second quarter.

The Company delivered 351 homes through unconsolidated joint ventures during the first half of 2008 compared with 564 homes during the same period in 2007.

•

Contract backlog, as of April 30, 2008, excluding unconsolidated joint ventures, was 3,577 homes with a sales value of $1.2 billion, a decrease of 54% from the same period a year ago. Excluding backlog from the Company’s Fort Myers-Cape Coral operations in both periods, backlog decreased 41%.

RECENT CAPITAL MARKETS ACTIVITY DURING MAY 2008:

•	During May 2008, subsequent to the end of the second fiscal quarter, the Company completed the following transactions:

o	Raised $126 million from issuing 14.0 million shares of Class A Common Stock offering at $9.50 per share; and

o	Issued $600 million aggregate principal amount of 11 ½% Senior Secured Notes due May 1, 2013.

•

Net proceeds from these offerings of approximately $705 million were used to pay off outstandings under the corporate credit facility and the excess will be used for general corporate purposes. After giving effect to these transactions, the Company would have had approximately $500 million in homebuilding cash and no borrowings on its revolving credit agreement as of April 30, 2008.

•

In addition, during May 2008, the Company amended its revolving credit agreement to substantially eliminate financial maintenance covenants and reduced total commitments to $300 million from $900 million, leaving the facility in place largely for the issuance of letters of credit, which at April 30, 2008 were $219.3 million. The maturity of the credit facility remains unchanged at May 2011.

PROJECTIONS FOR FISCAL 2008:

•

The Company continues to project positive cash flow for fiscal 2008, such that the Company’s homebuilding cash balance at October 31, 2008 is projected to exceed $800 million, including the cumulative cash flow from the first two quarters, which was roughly breakeven.

COMMENTS FROM MANAGEMENT:

“Despite a persistently challenging market environment, we successfully achieved positive cash flow one quarter earlier than we originally expected at the outset of the year,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company. “Through diligent focus and effort, we reduced our prospective land-purchase and land-development expenditures, which gave us the confidence to project homebuilding cash in excess of $800 million dollars at October 31, 2008. Through the combination of our recent capital market activity and increased cash flow expectations, we now believe that we have ample liquidity to weather the current downturn. In each of the downturns we have been through during the past 49 years, we emerged as a better and stronger Company. We expect to persevere through the current downturn and we will be in position to thrive again once the housing markets begin to recover,” concluded Mr. Hovnanian.

Hovnanian Enterprises will webcast its fiscal 2008 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, June 4, 2008. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2007 annual report, can be accessed through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America's largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA's 14 member companies build one out of every five homes in the United States.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principle (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Cash Flow from Operating Activities. The Company uses cash flow to mean cash flow from operating activities and cash flow from investing activities excluding changes in mortgage notes receivable at the mortgage company. For the second quarter of 2008 cash flow was $65.7 million of net cash from operating activities excluding the change in mortgage notes receivable ($34.1 million from cash flow from operating activities plus the change in mortgage notes receivable of $31.6 million) less $9.6 million of net cash used in investing activities. For the first six months of 2008 cash flow was $3.7 million of net cash from operating activities excluding the change in mortgage notes receivable ($50.1 million from cash flow from operating activities less the change in mortgage notes receivable of $46.4 million) less $2.5 million of net cash used in investing activities.

(Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of (Loss) Income Before Income Taxes Excluding Land Related Charges and Intangible Impairments to Loss Before Income Taxes is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company's operations and activities imposed by the agreements governing the Company's outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2007.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2008
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)
	Three Months Ended,		Six Months Ended,
	April 30,		April 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Total Revenues	$776,439	$1,110,658	$1,870,140	$2,276,459

Costs and Expenses (a)	1,116,480	1,149,931	2,373,936	2,384,326

Loss from Unconsolidated Joint Ventures	(3,397)	(2,160)	(8,436)	(195)

Loss Before Income Taxes	(343,438)	(41,433)	(512,232)	(108,062)

Income Tax Benefit	(2,727)	(13,374)	(40,578)	(25,395)
Net Loss	(340,711)	(28,059)	(471,654)	(82,667)

Less: Preferred Stock Dividends	-	2,669	-	5,338

Net Loss Available to Common Stockholders	$(340,711)	$(30,728)	$(471,654)	$(88,005)

Per Share Data:
Basic:
Loss Per Common Share	$(5.29)	$(0.49)	$(7.43)	$(1.40)
Weighted Average Number of
Common Shares Outstanding	64,410	63,004	63,455	62,953

Assuming Dilution:
Loss Per Common Share	$(5.29)	$(0.49)	$(7.43)	$(1.40)
Weighted Average Number of
Common Shares Outstanding (b)	64,410	63,004	63,455	62,953

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Reconciliation of (Loss) Income Before Income Taxes
Excluding Land Related Charges and Intangible Impairments to Loss Before Income Taxes
(Dollars in Thousands)
	Three Months Ended,		Six Months Ended,
	April 30,		April 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(343,438)	$(41,433)	$(512,232)	$(108,062)
Inventory Impairment Loss and Land Option Write-Offs	245,860	34,353	336,028	75,827
Intangible Impairments	-	-	-	51,497
Unconsolidated Joint Venture Intangible and Land-Related Charges	5,145	257	9,152	257
(Loss) Income Before Income Taxes Excluding
Land Related Charges and Intangible Impairments	$(92,433)	$(6,823)	$(167,052)	$19,519

Hovnanian Enterprises, Inc.
April 30, 2008
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Sale of Homes	$755,684	$1,058,014	$1,807,502	$2,193,930
Cost of Sales, Excluding Interest (a)	704,613	885,783	1,686,181	1,817,266
Homebuilding Gross Margin, Excluding Interest	51,071	172,231	121,321	376,664
Homebuilding Cost of Sales Interest	33,103	28,578	61,066	55,394
Homebuilding Gross Margin, Including Interest	$17,968	$143,653	$60,255	$321,270

Gross Margin Percentage, Excluding Interest	6.8%	16.3%	6.7%	17.2%
Gross Margin Percentage, Including Interest	2.4%	13.6%	3.3%	14.6%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Land Sales	$3,740	$31,695	$26,493	$35,294
Cost of Sales, Excluding Interest (a)	2,232	18,027	24,228	20,519
Land Sales Gross Margin, Excluding Interest	1,508	13,668	2,265	14,775
Land Sales Interest	1,469	178	2,094	234
Land Sales Gross Margin, Including Interest	$39	$13,490	$171	$14,541

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
April 30, 2008
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net Loss	$(340,711)	$(28,059)	$(471,654)	$(82,667)
Income Tax Benefit	(2,727)	(13,374)	(40,578)	(25,395)
Interest Expense	35,034	35,422	64,162	63,514
EBIT (a)	(308,404)	(6,011)	(448,070)	(44,548)
Depreciation	4,508	4,588	9,105	8,972
Amortization of Debt Costs	503	672	1,096	1,372
Amortization of Intangibles	292	6,718	1,227	68,274
EBITDA (b)	(303,101)	5,967	(436,642)	34,070
Inventory Impairment Loss and Land Option Write-Offs	245,860	34,353	336,028	75,827
Adjusted EBITDA (c)	$(57,241)	$40,320	$(100,614)	$109,897

INTEREST INCURRED	$41,206	$53,501	$86,122	$98,798

ADJUSTED EBITDA TO
INTEREST INCURRED	(1.39)	0.75	(1.17)	1.11

(a) EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.
(b) EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
April 30, 2008
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$171,430	$120,054	$155,642	$102,849
Plus Interest Incurred	41,206	53,501	86,122	98,798
Less Interest Expensed	35,034	35,422	64,162	63,514
Interest Capitalized at End of Period (a)	$177,602	$138,133	$177,602	$138,133

(a) The Company incurred significant inventory impairments in recent quarters, which are determined based on total inventory including capitalized interest. However, in accordance with GAAP, the Company is not able to reduce the capitalized interest balance by allocating any portion of the impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	April 30, 2008	October 31, 2007
ASSETS
	(unaudited)
Homebuilding:
Cash and cash equivalents	$119,910	$12,275

Restricted cash	4,461	6,594

Inventories - at the lower of cost or fair value:
Sold and unsold homes and lots under development	2,039,797	2,792,436

Land and land options held for future
development or sale	624,614	446,135

Consolidated inventory not owned:
Specific performance options	7,582	12,123
Variable interest entities	102,807	139,914
Other options	116,111	127,726

Total consolidated inventory not owned	226,500	279,763

Total inventories	2,890,911	3,518,334

Investments in and advances to unconsolidated
joint ventures	166,408	176,365

Receivables, deposits, and notes	113,638	109,856

Property, plant, and equipment – net	101,169	106,792

Prepaid expenses and other assets	156,886	174,032

Goodwill	32,658	32,658

Definite life intangibles	2,996	4,224

Total homebuilding	3,589,037	4,141,130

Financial services:
Cash and cash equivalents	3,982	3,958
Restricted cash	6,149	11,572
Mortgage loans held for sale	136,294	182,627
Other assets	3,906	6,851

Total financial services	150,331	205,008

Income taxes receivable – including net deferred
tax benefits	223,223	194,410

Total assets	$3,962,591	$4,540,548

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)
	April 30, 2008	October 31, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY	(unaudited)

Homebuilding:
Nonrecourse land mortgages	$4,871	$9,430
Accounts payable and other liabilities	413,736	515,422
Customers’ deposits	48,790	65,221
Nonrecourse mortgages secured by operating
properties	22,618	22,985
Liabilities from inventory not owned	164,887	189,935

Total homebuilding	654,902	802,993

Financial services:
Accounts payable and other liabilities	13,349	19,597
Mortgage warehouse line of credit	123,142	171,133

Total financial services	136,491	190,730

Notes payable:
Revolving credit agreement	325,000	206,750
Senior notes	1,510,832	1,510,600
Senior subordinated notes	400,000	400,000
Accrued interest	45,274	43,944

Total notes payable	2,281,106	2,161,294

Total liabilities	3,072,499	3,155,017

Minority interest from inventory not owned	38,552	62,238

Minority interest from consolidated joint ventures	1,380	1,490

Stockholders’ equity:
Preferred stock, $.01 par value-authorized 100,000
shares; issued 5,600 shares at April 30,
2008 and at October 31, 2007 with a
liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value-authorized
200,000,000 shares; issued 59,713,441 shares at
April 30, 2008 and 59,263,887 shares at
October 31, 2007 (including 11,694,720
shares at April 30, 2008 and
October 31, 2007 held in Treasury)	597	593
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) authorized
30,000,000 shares; issued 15,337,350 shares at
April 30, 2008 and 15,338,840 shares at
October 31, 2007 (including 691,748 shares at
April 30, 2008 and October 31, 2007 held in
Treasury)	153	153
Paid in capital – common stock	285,727	276,998
Retained earnings	543,641	1,024,017
Treasury stock - at cost	(115,257)	(115,257)

Total stockholders’ equity	850,160	1,321,803

Total liabilities and stockholders’ equity	$3,962,591	$4,540,548

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2008	2007	2008	2007
Revenues:
Homebuilding:
Sale of homes	$755,684	$1,058,014	$1,807,502	$2,193,930
Land sales and other revenues	8,203	34,761	36,113	43,098

Total homebuilding	763,887	1,092,775	1,843,615	2,237,028
Financial services	12,552	17,883	26,525	39,431

Total revenues	776,439	1,110,658	1,870,140	2,276,459

Expenses:
Homebuilding:
Cost of sales, excluding interest	706,845	903,810	1,710,409	1,837,785
Cost of sales interest	34,572	28,756	63,160	55,628
Inventory impairment loss and land option write-offs	245,860	34,353	336,028	75,827

Total cost of sales	987,277	966,919	2,109,597	1,969,240

Selling, general and administrative	97,646	137,637	197,815	269,779

Total homebuilding	1,084,923	1,104,556	2,307,412	2,239,019

Financial services	8,450	11,628	19,320	24,698

Corporate general and administrative	21,296	19,558	43,112	42,191

Other interest	462	6,666	1,002	7,886

Other operations	1,057	805	1,863	2,258

Intangible amortization	292	6,718	1,227	68,274

Total expenses	1,116,480	1,149,931	2,373,936	2,384,326

Loss from unconsolidated joint
ventures	(3,397)	(2,160)	(8,436)	(195)

Loss before income taxes	(343,438)	(41,433)	(512,232)	(108,062)

State and federal income tax (benefit) provision:
State	11,942	1,094	14,225	(1,252)
Federal	(14,669)	(14,468)	(54,803)	(24,143)

Total taxes	(2,727)	(13,374)	(40,578)	(25,395)

Net loss	(340,711)	(28,059)	(471,654)	(82,667)
Less: preferred stock dividends	-	2,669	-	5,338

Net loss available to common
Stockholders	$(340,711)	$(30,728)	$(471,654)	$(88,005)
Per share data:
Basic:
Loss per common share	$(5.29)	$(0.49)	$(7.43)	$(1.40)
Weighted average number of common
shares outstanding	64,410	63,004	63,455	62,953
Assuming dilution:
Loss per common share	$(5.29)	$(0.49)	$(7.43)	$(1.40)
Weighted average number of common
shares outstanding	64,410	63,004	63,455	62,953

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)	Communities Under Development Three Months - 4/30/2008

		Net Contracts (1) Three Months Ended			Deliveries Three Months Ended			Contract Backlog

		April 30,			April 30,			April 30,
		2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Northeast
	Homes	334	408	(18.1%)	347	409	(15.2%)	846	1,143	(26.0%)
	Dollars	140,651	202,884	(30.7%)	168,590	185,852	(9.3%)	406,002	592,250	(31.4%)
	Avg. Price	421,111	497,265	(15.3%)	485,850	454,406	6.9%	479,908	518,154	(7.4%)
Mid-Atlantic
	Homes	287	513	(44.1%)	337	402	(16.2%)	607	1,206	(49.7%)
	Dollars	107,067	239,485	(55.3%)	134,494	189,370	(29.0%)	280,566	587,339	(52.2%)
	Avg. Price	373,056	466,832	(20.1%)	399,092	471,070	(15.3%)	462,218	487,014	(5.1%)
Southeast
	Homes	197	350	(43.7%)	444	766	(42.0%)	430	2,727	(84.2%)
	Dollars	44,144	107,345	(58.9%)	109,182	207,844	(47.5%)	122,663	785,921	(84.4%)
	Avg. Price	224,080	306,700	(26.9%)	245,905	271,337	(9.4%)	285,263	288,200	(1.0%)
Southwest
	Homes	739	989	(25.3%)	645	866	(25.5%)	699	1,066	(34.4%)
	Dollars	169,331	222,119	(23.8%)	143,649	200,053	(28.2%)	163,929	245,148	(33.1%)
	Avg. Price	229,135	224,589	2.0%	222,712	231,008	(3.6%)	234,520	229,970	2.0%
Midwest
	Homes	196	286	(31.5%)	257	199	29.1%	589	813	(27.6%)
	Dollars	43,023	68,735	(37.4%)	55,092	41,524	32.7%	117,474	167,350	(29.8%)
	Avg. Price	219,506	240,332	(8.7%)	214,366	208,663	2.7%	199,447	205,843	(3.1%)
West
	Homes	473	570	(17.0%)	464	508	(8.7%)	406	811	(49.9%)
	Dollars	142,561	248,815	(42.7%)	144,677	233,371	(38.0%)	137,054	357,982	(61.7%)
	Avg. Price	301,398	436,518	(31.0%)	311,804	459,392	(32.1%)	337,572	441,408	(23.5%)
Consolidated Total
	Homes	2,226	3,116	(28.6%)	2,494	3,150	(20.8%)	3,577	7,766	(53.9%)
	Dollars	646,777	1,089,383	(40.6%)	755,684	1,058,014	(28.6%)	1,227,688	2,735,990	(55.1%)
	Avg. Price	290,556	349,609	(16.9%)	303,001	335,877	(9.8%)	343,217	352,304	(2.6%)
Unconsolidated Joint Ventures
	Homes	205	202	1.5%	196	275	(28.7%)	389	811	(52.0%)
	Dollars	81,114	61,782	31.3%	70,013	103,241	(32.2%)	197,607	370,634	(46.7%)
	Avg. Price	395,680	305,851	29.4%	357,209	375,422	(4.9%)	507,987	457,009	11.2%
Total
	Homes	2,431	3,318	(26.7%)	2,690	3,425	(21.5%)	3,966	8,577	(53.8%)
	Dollars	727,891	1,151,165	(36.8%)	825,697	1,161,255	(28.9%)	1,425,295	3,106,624	(54.1%)
	Avg. Price	299,420	346,945	(13.7%)	306,951	339,053	(9.5%)	359,378	362,204	(0.8%)
DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)	Communities Under Development Six Months - 4/30/2008

		Net Contracts (1) Six Months Ended April 30,			Deliveries Six Months Ended April 30,			Contract Backlog April 30,

		2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Northeast
	Homes	532	794	(33.0%)	661	869	(23.9%)	846	1,143	(26.0%)
	Dollars	224,067	377,932	(40.7%)	328,936	399,138	(17.6%)	406,002	592,250	(31.4%)
	Avg. Price	421,178	475,985	(11.5%)	497,634	459,307	8.3%	479,908	518,154	(7.4%)
Mid-Atlantic
	Homes	488	944	(48.3%)	634	872	(27.3%)	607	1,206	(49.7%)
	Dollars	180,491	432,124	(58.2%)	260,052	412,058	(36.9%)	280,566	587,339	(52.2%)
	Avg. Price	369,859	457,758	(19.2%)	410,177	472,544	(13.2%)	462,218	487,014	(5.1%)
Southeast
	Homes	352	494	(28.7%)	2,073	1,580	31.2%	430	2,727	(84.2%)
	Dollars	86,567	147,366	(41.3%)	502,364	425,569	18.0%	122,663	785,921	(84.4%)
	Avg. Price	245,929	298,312	(17.6%)	242,337	269,347	(10.0%)	285,263	288,200	(1.0%)
Southwest
	Homes	1,284	1,720	(25.3%)	1,336	1,653	(19.2%)	699	1,066	(34.4%)
	Dollars	293,716	388,321	(24.4%)	307,833	376,223	(18.2%)	163,929	245,148	(33.1%)
	Avg. Price	228,751	225,768	1.3%	230,414	227,600	1.2%	234,520	229,970	2.0%
Midwest
	Homes	298	540	(44.8%)	468	395	18.5%	589	813	(27.6%)
	Dollars	61,760	124,680	(50.5%)	101,672	80,103	26.9%	117,474	167,350	(29.8%)
	Avg. Price	207,248	230,889	(10.2%)	217,248	202,792	7.1%	199,447	205,843	(3.1%)
West
	Homes	783	1,194	(34.4%)	926	1,047	(11.6%)	406	811	(49.9%)
	Dollars	257,966	523,668	(50.7%)	306,645	500,839	(38.8%)	137,054	357,982	(61.7%)
	Avg. Price	329,459	438,583	(24.9%)	331,150	478,356	(30.8%)	337,572	441,408	(23.5%)
Consolidated Total
	Homes	3,737	5,686	(34.3%)	6,098	6,416	(5.0%)	3,577	7,766	(53.9%)
	Dollars	1,104,567	1,994,091	(44.6%)	1,807,502	2,193,930	(17.6%)	1,227,688	2,735,990	(55.1%)
	Avg. Price	295,576	350,702	(15.7%)	296,409	341,947	(13.3%)	343,217	352,304	(2.6%)
Unconsolidated Joint Ventures
	Homes	313	245	27.8%	351	564	(37.8%)	389	811	(52.0%)
	Dollars	133,861	59,612	124.6%	136,581	211,737	(35.5%)	197,607	370,634	(46.7%)
	Avg. Price	427,670	243,314	75.8%	389,119	375,420	3.6%	507,987	457,009	11.2%
Total
	Homes	4,050	5,931	(31.7%)	6,449	6,980	(7.6%)	3,966	8,577	(53.8%)
	Dollars	1,238,428	2,053,703	(39.7%)	1,944,083	2,405,667	(19.2%)	1,425,295	3,106,624	(54.1%)
	Avg. Price	305,785	346,266	(11.7%)	301,455	344,651	(12.5%)	359,378	362,204	(0.8%)
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.